Exhibit 2.3

Baker & McKenzie Amsterdam N.V.
Attorneys at law, Tax advisors
and Civil-law notaries

P.O. Box 2720
1000 CS Amsterdam
The Netherlands

Tel: +31 20 551 7555
www.bakermckenzie.nl

partial DEMERGER

OF

VEON HOLDINGS B.V.

in VEON MIDCO b.v. AND VEON INTERMEDIATE HOLDINGS b.v.

On this day, the seventh day of April two thousand and twenty-five, appeared before me, Kim Francis Tan, civil-law notary in Amsterdam, the Netherlands (the “notary”): Anastasia Bénédicte Jean-Luc Anne-Thérèse André Boonen-Vaes, born in Etterbeek, Belgium, on the fourth day of February nineteen hundred ninety-three, for the purpose hereof electing as her domicile the office of the notary (Claude Debussylaan 54, 1082 MD Amsterdam, the Netherlands), acting upon written powers of attorney, granted by:

1.	VEON Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 34345993 (“HoldCo”);

2.	VEON MidCo B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 95883657 (“MidCo”); and

3.	VEON Intermediate Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 95883479 (“Intermediate HoldCo”).

HoldCo, MidCo and Intermediate HoldCo jointly also referred to as the “Companies”.

The appearing person, acting as aforementioned, declared:

I.	INTENDED DEMERGER

The Companies wish to conclude a partial demerger (afsplitsing) within the meaning of article 2:334a paragraph 3 Dutch Civil Code by which (i) MidCo acquires the assets and liabilities of HoldCo as included and described in an overview which has been attached to the Demerger Proposal (as defined below) as Schedule V (the “MidCo Assets”) by universal title (onder algemene titel); and (ii) Intermediate HoldCo acquires the assets and liabilities of HoldCo as included and described in an overview which has been attached to the Demerger Proposal (as defined below) as Schedule VI (the “Intermediate HoldCo Assets”) by universal title (onder algemene titel) (the “Demerger”). HoldCo will not cease to exist after the Demerger.

MidCo will allot two (2) shares in the capital of MidCo to VEON Amsterdam B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 34378904, the sole shareholder of the Companies (the “Shareholder”), and Intermediate HoldCo will allot two (2) shares in the capital of Intermediate HoldCo to the Shareholder.

II.	RELEVANT FACTS

1.	Demerger proposal

The boards of managing directors of the Companies have drawn up a demerger proposal, as referred to in article 2:334f Dutch Civil Code, which demerger proposal was signed on the thirteenth day of January two thousand and twenty-five by all managing directors of the Companies (the “Demerger Proposal”).

2.	Explanatory notes

The boards of managing directors of the Companies have each drawn up written explanatory notes as referred to in article 2:334g Dutch Civil Code, in which the reasons for the Demerger have been set out, including an explanation of the expected consequences for the activities of the Companies and comments on legal, economic and social aspects of the Demerger and information on the method of the exchange ratio (the “Explanatory Notes”).

3.	Legal form of the Companies

The legal form of the Companies is a private company with limited liability.

4.	Shares in the capital of the Companies

All shares in the capital of the Companies have been paid up. No depositary receipts have been issued for these shares and these shares have not been encumbered with any usufruct or right of pledge.

5.	Reasonableness of and notices regarding the exchange ratio

The Shareholder has consented to omit (i) the auditor’s statement indicating whether, in the auditor’s opinion, the proposed exchange ratio for the shares is reasonable; and (ii) the auditor’s report in which the auditor provides an opinion on the information referred to in article 2:334z Dutch Civil Code.

6.	Dissolution, bankruptcy, suspension of payments

The Companies have not been dissolved, declared bankrupt or granted a suspension of payments (surséance van betaling).

7.	Financial year of the Companies

The financial year of each of the Companies corresponds with the calendar year.

8.	Approval of the Demerger Proposal

The articles of association of the Companies do not include any provisions regarding the approval of the resolution of the board of managing directors to propose the Demerger.

9.	Advice of the works council, participation council or employees’ association

Since none of the Companies have employees (with the possible exception of HoldCo, which may have employees which have not yet been transferred to the Shareholder), no written advice or comments have been submitted to any of the Companies by a works council or participation council of any of the Companies.

10.	Filing with the Trade Register of the Chamber of Commerce

On thirteenth day of January two thousand and twenty-five, the Companies have filed the Demerger Proposal and all documents as required by article 2:334h Dutch Civil Code with the Trade Register of the Chamber of Commerce. This filing is evidenced by a statement issued by the Chamber of Commerce.

11.	Filing at the offices of the Companies

Simultaneously with the filing referred to under 10., the boards of managing directors of the Companies have made the documents referred to under 10., as well as the Explanatory Notes, available for inspection at the offices of the Companies.

These documents will remain available for inspection by shareholders for a further six (6) months at the offices of the Companies.

12.	Announcement of the filings

On the fifteenth day of January two thousand and twenty-five, the Companies have announced the filings referred to under 10. and 11. in Trouw, a daily nationally distributed newspaper.

13.	Changes affecting the Demerger Proposal or Explanatory Notes

No substantial changes to the assets and liabilities affecting the information in the Demerger Proposal or in the Explanatory Notes – of which the boards of managing directors of the Companies are required to inform the general meetings of the Companies pursuant to article 2:334i paragraph 1 Dutch Civil Code – have become manifest after the Demerger Proposal.

14.	Creditor opposition

No creditors of the Companies have opposed the Demerger Proposal by filing a petition with the District Court of Amsterdam, as appears from a statement from the said court.

15.	Resolutions to conclude the Demerger

The general meetings of the Companies have resolved to conclude the Demerger in conformity with the Demerger Proposal today. The minutes of the proceedings in those meetings have been recorded in three (3) notarial deeds executed by the notary today.

16.	Approval of the resolutions to conclude the Demerger

The articles of association of the Companies do not include any provisions regarding the approval of the resolutions to conclude the Demerger as referred to in article 2:334f paragraph 2 under l Dutch Civil Code.

17.	Effect of the Demerger on the size of the goodwill and the distributable reserves

The Demerger will have no effect on the size of the goodwill and will have a negative effect on the distributable reserves of HoldCo.

The Demerger will have no effect on the size of the goodwill and will have a positive effect on the distributable reserves of MidCo.

The Demerger will have no effect on the size of the goodwill and will have a positive effect on the distributable reserves of Intermediate HoldCo.

III.	DEMERGER

The Companies hereby conclude the Demerger under the following terms:

1.	The Demerger becomes effective on the day after today.

2.	The articles of association of the Companies will not be amended as part of the Demerger.

3.	There are no persons other than the Shareholder who have a special right with respect to HoldCo as referred to in article 2:334p Dutch Civil Code, such as a right to profit distributions or the right to subscribe for shares. Therefore, no rights or compensation chargeable to MidCo and Intermediate HoldCo need to be granted to such persons as part of the Demerger.

4.	No benefits will be granted to managing directors of any of the Companies as part of the Demerger or to any other person involved in the Demerger.

5.	The composition of the board of managing directors of the Companies have changed since the filing of the Demerger Proposal, however, this change is not part of or related to the Demerger.

6.	The financial data of HoldCo related to the MidCo Assets and the Intermediate HoldCo Assets to be acquired by MidCo and Intermediate HoldCo, respectively, will be accounted for in the annual accounts of MidCo and Intermediate HoldCo, respectively, as of the first day of January two thousand and twenty-five.

7.	As a consequence of and for the purpose of the Demerger, the Shareholder will acquire (i) two (2) shares, numbered 2 and 3, with a nominal value of one euro (EUR 1.00) each, in the issued and outstanding share capital of MidCo; and (ii) two (2) shares, numbered 2 and 3, with a nominal value of one euro (EUR 1.00) each, in the issued and outstanding share capital of Intermediate HoldCo. Each of MidCo and Intermediate HoldCo shall cause the notes required for the share allotment to be entered into their shareholders’ register.

The issued and outstanding share capital of MidCo at present consists of one share, numbered 1, with a nominal value of one euro (EUR 1.00) and the issued and outstanding share capital of Intermediate HoldCo at present consists of one share, numbered 1, with a nominal value of one euro (EUR 1.00).

Since the Shareholder is the sole shareholder of the Companies, the decrease of the value of the shares in the capital of HoldCo as a result of the Demerger will be accompanied by a corresponding increase of the value of shares in both MidCo and Intermediate HoldCo. Consequently, the exchange ratio needs no further explanation.

No payment will be made pursuant to the exchange ratio for the shares.

8.	The Shareholder is the sole shareholder of the Companies and therefore already participates in the profits of MidCo and Intermediate HoldCo in full.

9.	Each of MidCo and Intermediate HoldCo will not cancel any shares in its capital in connection with the Demerger.

10.	HoldCo has not issued any non-voting shares or non-profit sharing shares. Therefore, article 2:334y under d, e and f Dutch Civil Code does not apply.

11.	It is intended that the activities of HoldCo with regard to the MidCo Assets will be continued by MidCo and that the activities of HoldCo with regard to the Intermediate HoldCo Assets will be continued by Intermediate HoldCo.

12.	As a result of the Demerger, MidCo will acquire the MidCo Assets of HoldCo by universal title (onder algemene titel), including, but not limited to, the shares in the capital of the following subsidiaries of HoldCo:

a.	International Wireless Communications Pakistan Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta and registered with the Malta Business Registry under number C 37679;

b.	Telecom Ventures Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta, and registered with the Malta Business Registry under number C 40453;

c.	VEON Central Asia B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909174;

d.	VEON Uzbekistan Holding B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909239;

e.	VEON Adtech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88564614;

f.	VEON Global Tower Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86544756;

g.	VEON Microfinance Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75591839;

h.	VEON Pakistan Fintech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86416030;

i.	VEON Pakistan Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 90385357;

j.	VIP Kazakhstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial register of the Canton of Zug (Handelsregisteramt Kanton Zug)under number CHE-352.824.607; and

k.	VIP Kyrgyzstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial register of the Canton of Zug (Handelsregisteramt Kanton Zug) under number CHE-486.679.611.

In addition, as a result of the Demerger, Intermediate HoldCo will acquire the Intermediate HoldCo Assets by universal title (onder algemene titel), including, but not limited to, the shares in the capital of the following subsidiaries of HoldCo:

a.	Bardym Enterprises Limited, a company organized and existing under the laws of Cyprus, with registered address at Griva Digeni 59, Kaimakliotis Building, 5th Floor, 6043, Larnaca, Cyprus and registered with the Trade Register of Cyprus under number HE254343;

b.	Global Telecom Holding S.A.E, a company organized and existing under the laws of Egypt, with registered address at 2005A Cornish El Nile, Nile City Towers, North Tower, Ramlet Beaulac, Cairo, 11221, Egypt and registered with the Cairo Commercial Register under number 365751;

c.	VEON Finance Ireland Designated Activity Company, a company organized and existing under the laws of Ireland, with registered address at 3 Fitzwilliam Court, Upper Pembroke Street, Dublin 2, Dublin, D02WP99, Ireland, and registered with the Companies Registration Office under number 707921;

d.	VEON Luxembourg Holdings, a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 39 Avenue John F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés de Luxembourg) under number B199019;

e.	VEON Georgia Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 56067518;

f.	VEON Micro Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 57744858;

g.	VEON Global Services B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 66124557;

h.	VEON Central Procurement B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 68691467; and

i.	VEON Bangladesh Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75545454.

IV.	FINAL PROVISIONS

1.	Notarial declaration

At the end of this deed, the notary will declare that he has convinced himself of the fact that all formal requirements with regard to all proceedings required by Book 2, Title 7 Dutch Civil Code and the articles of association of the Companies have been complied with, in accordance with article 2:334n paragraph 2 Dutch Civil Code.

2.	Registration of the Demerger with the Trade Register of the Chamber of Commerce

The Companies will register the Demerger with the Trade Register of the Chamber of Commerce and file a certified copy of this deed and the notarial declaration within eight (8) days of today.

3.	Registration of the Demerger with other public registers

Each of MidCo and Intermediate HoldCo will notify the keepers of other public registers in which any transmission of rights for the Demerger may be registered within one (1) month of today.

4.	Attached documents

The following documents are attached to this deed:

-	three (3) private deeds evidencing the powers of attorney to the appearing person;

-	a copy of the Demerger Proposal;

-	a copy of the statement evidencing the filing with the Trade Register of the Chamber of Commerce as referred to under II.10;

-	a copy of the announcement of the filings as referred to under II.12; and

-	a copy of the statement of no opposition as referred to under II.14.

The underlined headings in this deed have been included for ease of reference only.

The appearing person is known to me, notary,

IN WITNESS WHEREOF,

the original of this deed was drawn up and executed in Amsterdam, the Netherlands on the date in the first paragraph of this deed. The substance of this deed was stated and clarified to the appearing person. The appearing person declared to have taken note of the content of this deed in time before its execution, agreed to its content and did not require a full reading of this deed. Subsequently, after limited reading in accordance with the law, this deed was signed by the appearing person and me, notary.

I, the undersigned,

Kim Francis Tan, civil-law notary in Amsterdam, the Netherlands:

declare:

in accordance with the provisions of article 2:334n paragraph 2 Dutch Civil Code, that I, notary, have convinced myself of the fact that the formal requirements with regard to all resolutions required by Book 2, Title 7, Sections 4 and 5 Dutch Civil Code and the articles of association of the Companies in order for the Demerger to be concluded have been complied with and that the further requirements of Book 2, Title 7, Sections 4 and 5 Dutch Civil Code and the articles of association of the Companies for that purpose have been observed.

Signed in Amsterdam, the Netherlands on 7 April 2025.

ANNEX A – POWERS OF ATTORNEY

[Omitted]

ANNEX A – DEMERGER PROPOSAL

VOORSTEL VOOR EEN AFSplitsing VAN VEON Holdings B.V. in VEON INTERMEDIATE HOLDINGS B.V EN VEON MIDCO B.V. (het “Splitsingsvoorstel”)	PROPOSAL FOR A PARTIAL DEMERGER OF VEON HOLDINGS B.V. IN VEON INTERMEDIATE HOLDINGS B.V AND VEON MIDCO B.V. (the “Demerger Proposal”)

DE ONDERGETEKENDEN:

Alle leden van het bestuur van VEON Holdings B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 34345993 (“HoldCo”);

THE UNDERSIGNED:

All members of the board of managing directors of VEON Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 34345993 (“HoldCo”);

alle leden van het bestuur van VEON MidCo B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 95883657 (“MidCo”); en	all members of the board of managing directors of VEON MidCo B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 95883657 (“MidCo”); and

alle leden van het bestuur van VEON Intermediate Holdings B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 95883479 (“Intermediate HoldCo”).	all members of the board of managing directors of VEON Intermediate Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 95883479 (“Intermediate HoldCo”).

HoldCo, MidCo en Intermediate HoldCo tezamen ook te noemen de “Vennootschappen”.	HoldCo, MidCo an Intermediate HoldCo jointly also referred to as the “Companies”.

IN AANMERKING NEMENDE:		WHEREAS:

1.	De Vennootschappen een afsplitsing als bedoeld in artikel 2:334a lid 3 Burgerlijk Wetboek wensen aan te gaan, waarbij een gedeelte van het vermogen van HoldCo onder algemene titel zal worden verkregen door MidCo en Intermediate HoldCo (de “Splitsing”).	1.	The Companies wish to conclude a partial demerger within the meaning of article 2:334a paragraph 3 Dutch Civil Code by which each of MidCo and Intermediate HoldCo acquires a part of the assets and liabilities of HoldCo by universal title (the “Demerger”).

2.	Alle aandelen in het kapitaal van HoldCo zijn volgestort. De aandelen in het kapitaal van MidCo en de aandelen in het kapitaal van Intermediate HoldCo zijn niet volgestort.	2.	All shares in the capital of HoldCo have been paid up. The shares in the capital of MidCo and the shares in the capital of Intermediate HoldCo have not been paid up.

	Er zijn van deze aandelen geen certificaten uitgegeven en op geen van deze aandelen is een recht van vruchtgebruik of een pandrecht gevestigd.		No depositary receipts have been issued for these shares and these shares have not been encumbered with any usufruct or right of pledge.

3.	HoldCo zal na de Splitsing blijven voortbestaan.	3.	HoldCo will continue to exist after the Demerger.

4.	De Vennootschappen hebben dezelfde enig aandeelhouder, zijnde VEON Amsterdam B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 34378904 (“VEON Amsterdam”).	4.	The Companies have the same sole shareholder, being VEON Amsterdam B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands, with office address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands and registered with the Trade Register of the Chamber of Commerce under number 34378904 (“VEON Amsterdam”).

5.	Geen van de Vennootschappen is ontbonden of verkeert in staat van faillissement en aan geen van de Vennootschappen is surseance van betaling verleend.	5.	The Companies have not been dissolved, declared bankrupt or granted a suspension of payments.

6.	Het boekjaar van elk van de Vennootschappen valt samen met het kalenderjaar.	6.	The financial year of each of the Companies corresponds with the calendar year.

7.	De statuten van de Vennootschappen bevatten geen bepalingen omtrent goedkeuring van het besluit van het bestuur tot het doen van het voorstel tot Splitsing.	7.	The articles of association of the Companies do not include any provisions regarding the approval of the resolution of the board of managing directors to propose the Demerger.

8.	Bij geen van de Vennootschappen is een raad van commissarissen ingesteld, als gevolg waarvan de vereisten van goedkeuring en medeondertekening van dit Splitsingsvoorstel door de commissarissen niet van toepassing zijn.	8.	No supervisory board is installed at any of the Companies, as a consequence of which the requirements for approval and co-signing of this Demerger Proposal by the supervisory directors do not apply.

DOEN HIERBIJ HET NAVOLGENDE VOORSTEL TOT SPLITSING:		HEREBY MAKE THE FOLLOWING DEMERGER PROPOSAL:

a.	Gegevens van de Vennootschappen	a.	Details of the Companies

	HoldCo is genaamd VEON Holdings B.V. De rechtsvorm van HoldCo is een besloten vennootschap met beperkte aansprakelijkheid. HoldCo heeft haar statutaire zetel in Amsterdam.		HoldCo is named VEON Holdings B.V. The legal form of HoldCo is a private company with limited liability. HoldCo has its corporate seat in Amsterdam, the Netherlands.

	MidCo is genaamd VEON MidCo B.V. De rechtsvorm van MidCo is een besloten vennootschap met beperkte aansprakelijkheid. MidCo heeft haar statutaire zetel in Amsterdam.		MidCo is named VEON MidCo B.V. The legal form of MidCo is a private company with limited liability. MidCo has its corporate seat in Amsterdam, the Netherlands.

	Intermediate HoldCo is genaamd VEON Intermediate Holdings B.V. De rechtsvorm van Intermediate HoldCo is een besloten vennootschap met beperkte aansprakelijkheid. Intermediate HoldCo heeft haar statutaire zetel in Amsterdam.		Intermediate HoldCo is named VEON Intermediate Holdings B.V. The legal form of Intermediate HoldCo is a private company with limited liability. Intermediate HoldCo has its corporate seat in Amsterdam, the Netherlands.

b.	Statuten van de Vennootschappen	b.	Articles of association of the Companies

	De statuten van HoldCo zoals die thans luiden zijn aan dit Splitsingsvoorstel gehecht als Bijlage I. De statuten van HoldCo zullen in het kader van de Splitsing niet worden gewijzigd.		The articles of association of HoldCo in their present form are attached to this Demerger Proposal as Schedule I. The articles of association of HoldCo will not be amended as part of the Demerger.

	De statuten van MidCo zoals die thans luiden, zijn aan dit Splitsingsvoorstel gehecht als Bijlage II. De statuten van MidCo zullen in het kader van de Splitsing niet worden gewijzigd.		The articles of association of MidCo in their present form are attached to this Demerger Proposal as Schedule II. The articles of association of MidCo will not be amended as part of the Demerger.

	De statuten van Intermediate HoldCo zoals die thans luiden, zijn aan dit Splitsingsvoorstel gehecht als Bijlage III. De statuten van Intermediate HoldCo zullen in het kader van de Splitsing niet worden gewijzigd.		The articles of association of Intermediate HoldCo in their present form are attached to this Demerger Proposal as Schedule III. The articles of association of Intermediate HoldCo will not be amended as part of the Demerger.

c.	Overgang van een gedeelte van vermogen van HoldCo naar MidCo and Intermediate HoldCo	c.	Transfer of a part of the assets and liabilities from HoldCo to MidCo and Intermediate HoldCo

	Als gevolg van de Splitsing zal een gedeelte van het vermogen van HoldCo onder algemene titel worden verkregen door MidCo en Intermediate HoldCo.		As a result of the Demerger a part of the assets and liabilities of HoldCo will be acquired by MidCo and Intermediate HoldCo by universal transfer.

	HoldCo zal na de Splitsing niet ophouden te bestaan en een gedeelte van haar vermogen zal HoldCo behouden.		HoldCo will not cease to exist and a part of its assets and liabilities will be retained by HoldCo.

d.	Beschrijving van de vermogensbestanddelen en werknemers die zullen overgaan van HoldCo op MidCo en Intermediate HoldCo	d.	Description of the assets and liabilities and employees to be acquired by MidCo and Intermediate HoldCo from HoldCo

	De vermogensbestanddelen en contracten van HoldCo, zoals opgenomen en beschreven in het aan dit Splitsingsvoorstel gehechte overzicht als Bijlage IV, zal HoldCo behouden.		The assets and liabilities and contracts of HoldCo, as included and described in the overview, as attached to this Demerger Proposal as Schedule IV, will be retained by HoldCo.

	De vermogensbestanddelen, contracten en werknemers (indien die er nog zijn omdat ze nog niet overgedragen zijn aan VEON Amsterdam) van HoldCo, zoals opgenomen en beschreven in het aan dit Splitsingsvoorstel gehechte overzicht als Bijlage V, zullen overgaan op MidCo. Voorts zullen alle vermogensbestanddelen, contracten en werknemers die niet opgenomen staan op Bijlage IV of Bijlage VI ook overgaan op MidCo. Onder de bezittingen en schulden die zullen overgaan op MidCo in overeenstemming met Bijlage V bevinden zich de uitstaande obligaties uitgegeven door HoldCo met vervaldatum november 2027 (Regulation S ISIN: XS2824764521; Regulation S Common Code: 282476452; Rule 144A ISIN: XS2824766146; Rule 144A Common Code: 282476614; en Rule 144A CUSIP: N/A), en de overgang van deze obligaties is onderworpen en voorwaardelijk aan instemming van de betreffende obligatiehouder voor zulke overgang.		The assets and liabilities, contracts and employees (if there are any left which have not yet been transferred to VEON Amsterdam) of HoldCo, as included and described in the overview, as attached to this Demerger Proposal as Schedule V, will be acquired by MidCo. In addition, all assets and liabilities, contracts and employees that are not mentioned in Schedule IV or Schedule VI, will be acquired by MidCo as well. Among the assets and liabilities that will be acquired by MidCo in accordance with Schedule V, are the outstanding bonds issued by HoldCo due November 2027 (Regulation S ISIN: XS2824764521; Regulation S Common Code: 282476452; Rule 144A ISIN: XS2824766146; Rule 144A Common Code: 282476614; and Rule 144A CUSIP: N/A), and the transfer of such bonds is subject to and conditional to consent of the relevant bondholders to such transfer.

	De vermogensbestanddelen en contracten van HoldCo zoals opgenomen in en beschreven in het aan dit Splitsingsvoorstel gehecht overzicht als Bijlage VI, zullen overgaan op Intermediate HoldCo.		The assets and liabilities and contracts of HoldCo as included and described in the overview, as attached to this Demerger Proposal as Schedule VI, will be acquired by Intermediate HoldCo.

	Overeenkomstig het bepaalde in artikel 2:334f lid 2 sub d Burgerlijk Wetboek worden de pro-forma winst- en verliesrekeningen van elk van de Vennootschappen aan dit voorstel gehecht als Bijlage VII.		Pursuant to article 2:334f paragraph 2 under d Dutch Civil Code, the pro forma profit and loss accounts of each of the Companies are attached to this proposal as Schedule VII.

e.	Waarde van de vermogensbestanddelen die zullen worden verkregen door MidCo en Intermediate HoldCo en die zullen worden behouden door HoldCo	e.	Value of the assets and liabilities to be acquired by MidCo and Intermediate HoldCo and to be retained by HoldCo

	De netto boekwaarde van het vermogen dat door MidCo ten gevolge van de Splitsing zal worden verkregen bedraagt een bedrag van USD 1.784.000.000 per 1 oktober 2024.		The net book value of the assets and liabilities to be acquired by MidCo as a result of the Demerger is an amount of USD 1,784,000,000 as of 1 October 2024.

	De netto boekwaarde van het vermogen dat door Intermediate HoldCo ten gevolge van de Splitsing zal worden verkregen bedraagt een bedrag van USD 159.000.000 per 1 oktober 2024.		The net book value of the assets and liabilities to be acquired by Intermediate HoldCo as a result of the Demerger is an amount of USD 159,000,000 as of 1 October 2024.

	De netto boekwaarde van het vermogen dat HoldCo ten gevolge van de Splitsing zal behouden bedraagt tenminste het geplaatste kapitaal van EUR 30.099.998 en een bedrag van USD 1.108.000.000 per 1 oktober 2024.		The net book value of the assets and liabilities to be retained by HoldCo as a result of the Demerger amounts to the issued share capital of EUR 30,099,998 and an amount of USD 1,108,000,000 as of 1 October 2024.

f.	Ruilverhouding	f.	Exchange ratio

	Ten gevolge van de Splitsing zal VEON Amsterdam twee (2) nieuwe aandelen, met een nominale waarde van EUR 1 elk, verkrijgen in zowel het kapitaal van MidCo als in het kapitaal van Intermediate HoldCo.		As a consequence of the Demerger, VEON Amsterdam will acquire two (2) new shares, with a nominal value of EUR 1 each, in the capital of both MidCo and Intermediate HoldCo.

	Het geplaatste kapitaal van MidCo bestaat heden uit één aandeel, met een nominale waarde van EUR 1.		The issued and outstanding share capital of MidCo at present consists of one share, with a nominal value of EUR 1.

	Het geplaatste kapitaal van Intermediate HoldCo bestaat heden uit één aandeel, met een nominale waarde van EUR 1.		The issued and outstanding share capital of Intermediate HoldCo at present consists of one share, with a nominal value of EUR 1.

	Omdat VEON Amsterdam enig aandeelhouder van elk van de Vennootschappen is, gaat de daling van de waarde van de aandelen in HoldCo die het gevolg zal zijn van de Splitsing, gepaard met een daarmee corresponderende stijging van de waarde van de aandelen in MidCo en Intermediate HoldCo, zodat de ruilverhouding geen nadere toelichting behoeft.		Since VEON Amsterdam is the sole shareholder of each of the Companies, the decrease of the value of the shares in the capital of HoldCo as a result of the Demerger, will be accompanied by a corresponding increase of the value of the shares in MidCo and Intermediate HoldCo. Consequently, the exchange ratio needs no further explanation.

	Krachtens de ruilverhouding zal er geen betaling worden gedaan.		No payment will be made pursuant to the exchange ratio for the shares.

g.	Winst	g.	Profits

	VEON Amsterdam is de enig aandeelhouder van elk van de Vennootschappen en deelt daarom al volledig mee in de winst van MidCo en Intermediate HoldCo.		VEON Amsterdam is the sole shareholder of each of the Companies and therefore already participates in the profits of MidCo and Intermediate HoldCo in full.

h.	Intrekking aandelen MidCo en Intermediate HoldCo	h.	Cancellation of shares of MidCo and Intermediate HoldCo

	MidCo en Intermediate HoldCo zullen in verband met de Splitsing geen aandelen in hun kapitaal intrekken.		MidCo and Intermediate HoldCo will not cancel any shares in their capital in connection with the Demerger.

i.	Gevolgen voor stemrechtloze of winstrechtloze aandeelhouders	i.	Consequences for holders of non-voting shares or non-profit sharing shares

	HoldCo heeft geen stemrechtloze of winstrechtloze aandelen uitgegeven. Derhalve is artikel 2:334y sub d, e en f Burgerlijk Wetboek niet van toepassing.		HoldCo has not issued any non-voting shares or non-profit sharing shares. Therefore, article 2:334y under d, e and f Dutch Civil Code does not apply.

j.	Toekenning van rechten en vergoedingen ten laste van MidCo en Intermediate HoldCo	j.	Allocation of rights and compensation chargeable to MidCo and Intermediate HoldCo

	Er zijn geen andere personen dan de aandeelhouder van HoldCo die een bijzonder recht jegens HoldCo hebben als bedoeld in artikel 2:334p Burgerlijk Wetboek, zoals een recht op uitkering van winst of het recht tot het nemen van aandelen. Derhalve behoeven in het kader van de Splitsing geen rechten of vergoedingen ten laste van MidCo en Intermediate HoldCo te worden toegekend aan dergelijke personen.		There are no persons other than the shareholder of HoldCo who have a special right with respect to HoldCo as referred to in article 2:334p Dutch Civil Code, such as a right to profit distributions or the right to subscribe for shares. Therefore, no rights or compensation chargeable to MidCo and Intermediate HoldCo need to be granted to such persons as part of the Demerger.

k.	Toekenning van voordelen aan bestuurders of andere personen	k.	Grant of special advantages to managing directors or other persons

	Er zullen in het kader van de Splitsing geen voordelen worden toegekend aan bestuurders van één van de Vennootschappen of aan andere bij de Splitsing betrokken personen.		No benefits will be granted to managing directors of any of the Companies as part of the Demerger or to any other person involved in the Demerger.

l.	Samenstelling van het bestuur	l.	Composition of the board of managing directors

	De Vennootschappen zijn niet voornemens de samenstelling van de besturen van de Vennootschappen te wijzigen in het kader van de Splitsing.		The Companies do not intend to change the composition of the boards of managing directors of the Companies as part of the Demerger.

m.	Verantwoording van de financiële gegevens van HoldCo	m.	Accounting for the financial data of HoldCo

	De financiële gegevens van HoldCo die betrekking hebben op de vermogensbestanddelen van HoldCo die zullen overgaan op MidCo en Intermediate HoldCo zullen vanaf 1 januari 2025 in de jaarrekening van MidCo en Intermediate HoldCo worden verantwoord.		The financial data of MidCo and Intermediate HoldCo related to the assets and liabilities of HoldCo to be acquired by MidCo and Intermediate HoldCo will be accounted for in the annual accounts of MidCo and Intermediate HoldCo as of 1 January 2025.

n.	Maatregelen in verband met het toekennen van aandelen in het kapitaal van MidCo en Intermediate HoldCo aan de aandeelhouder van HoldCo	n.	Measures relating to the allotment of shares in the capital of MidCo and Intermediate HoldCo to the shareholder of HoldCo

	Zowel MidCo als Intermediate HoldCo zullen krachtens de onder f. omschreven ruilverhouding twee (2) nieuwe aandelen, genummerd 2 en 3, met een nominale waarde van EUR 1 elk, in hun kapitaal toekennen aan VEON Amsterdam.		Pursuant to the exchange ratio described under f., each of MidCo and Intermediate HoldCo will allot two (2) new shares, numbered 2 and 3, with a nominal value of EUR 1 each, in their capital to VEON Amsterdam.

o.	Voornemens omtrent voortzetting of beëindiging van de werkzaamheden van HoldCo	o.	Intentions regarding the continuation or termination of the activities of HoldCo

	Het voornemen bestaat dat de werkzaamheden van HoldCo met betrekking tot de vermogensbestanddelen welke door MidCo en Intermediate HoldCo zullen worden verkregen, door MidCo en Intermediate HoldCo zullen worden voortgezet.		It is intended that the activities of HoldCo with regard to the assets and liabilities which will be acquired by MidCo and Intermediate HoldCo, will be continued by MidCo and Intermediate HoldCo.

p.	Goedkeuring van de besluiten tot het aangaan van de Splitsing	p.	Approval of the resolutions to conclude the Demerger

	De statuten van de Vennootschappen bevatten geen bepalingen omtrent goedkeuring van het besluit tot het aangaan van de Splitsing als bedoeld in artikel 2:334f lid 2 sub l Burgerlijk Wetboek.		The articles of association of the Companies do not include any provisions regarding the approval of the resolutions to conclude the Demerger as referred to in article 2:334f paragraph 2 under l Dutch Civil Code.

q.	Invloed van de Splitsing op de grootte van de goodwill en de uitkeerbare reserves	q.	Effect of the Demerger on the size of the goodwill and the distributable reserves

	De Splitsing zal geen invloed hebben op de grootte van de goodwill en een negatieve invloed hebben op de uitkeerbare reserves van HoldCo.		The Demerger will have no effect on the size of the goodwill and will have a negative effect on the distributable reserves of HoldCo.

	De Splitsing zal geen invloed hebben op de grootte van de goodwill en een positieve invloed hebben op de uitkeerbare reserves van MidCo.		The Demerger will have no effect on the size of the goodwill and will have a positive effect on the distributable reserves of MidCo.

	De Splitsing zal geen invloed hebben op de grootte van de goodwill en een positieve invloed hebben op de uitkeerbare reserves van Intermediate HoldCo.		The Demerger will have no effect on the size of the goodwill and will have a positive effect on the distributable reserves of Intermediate HoldCo.

r.	Overgang van dochterondernemingen	r.	Transmission of subsidiaries

	MidCo verkrijgt als gevolg van de Splitsing vermogensbestanddelen van HoldCo onder algemene titel, waaronder begrepen, maar niet beperkt tot, de aandelen in het kapitaal van de volgende dochterondernemingen van HoldCo (de “MidCo Subsidiaries”):		As a result of the Demerger, MidCo will acquire assets and liabilities of HoldCo by universal title, including but not limited to, the shares in the capital of the following subsidiaries of HoldCo (the “MidCo Subsidiaries”):

l.	International Wireless Communications Pakistan Limited, een vennootschap naar het recht van Malta, kantoorhoudende te 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta en ingeschreven in het Malta Business Registry onder nummer C 37679;	ff.	International Wireless Communications Pakistan Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta and registered with the Malta Business Registry under number C 37679;

m.	Telecom Ventures Limited, een vennootschap naar het recht van Malta, kantoorhoudende te 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta en ingeschreven in het Malta Business Registry onder nummer C 40453;	gg.	Telecom Ventures Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta, and registered with the Malta Business Registry under number C 40453;

n.	VEON Central Asia B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88909174;	hh.	VEON Central Asia B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909174;

o.	VEON Uzbekistan Holding B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88909239;	ii.	VEON Uzbekistan Holding B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909239;

p.	VEON Adtech Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88564614;	jj.	VEON Adtech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88564614;

q.	VEON Global Tower Holdings 2 B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 86544756;	kk.	VEON Global Tower Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86544756;

r.	VEON Microfinance Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 75591839;	ll.	VEON Microfinance Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75591839;

s.	VEON Pakistan Fintech Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 86416030;	mm.	VEON Pakistan Fintech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86416030;

t.	VEON Pakistan Holdings 2 B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 90385357;	nn.	VEON Pakistan Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 90385357;

u.	VIP Kazakhstan Holding AG, een vennootschap naar het recht van Zwitserland, kantoorhoudende te c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Zwitserland en ingeschreven in het Handelsregisteramt Kanton Zug onder nummer CHE-352.824.607; en	oo.	VIP Kazakhstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial register of the Canton of Zug (Handelsregisteramt Kanton Zug)under number CHE-352.824.607; and

v.	VIP Kyrgyzstan Holding AG, een vennootschap naar het recht van Zwitserland, kantoorhoudende te c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Zwitserland en ingeschreven in het Handelsregisteramt Kanton Zug onder nummer CHE-486.679.611.	pp.	VIP Kyrgyzstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial register of the Canton of Zug (Handelsregisteramt Kanton Zug) under number CHE-486.679.611.

	Intermediate HoldCo verkrijgt eveneens als gevolg van de Splitsing vermogensbestanddelen van HoldCo onder algemene titel, waaronder begrepen, maar niet beperkt tot, de aandelen in het kapitaal van de volgende dochterondernemingen van HoldCo (de “Intermediate HoldCo Subsidiaries”):		As a result of the Demerger, Intermediate HoldCo will also acquire assets and liabilities of HoldCo by universal title, including but not limited to, the shares in the capital of the following subsidiaries of HoldCo (the “Intermediate HoldCo Subsidiaries”):

w.	Bardym Enterprises Limited, een vennootschap naar het recht van Cyprus, kantoorhoudende te Griva Digeni 59, Kaimakliotis Building, 5[e] verdieping, 6043, Larnaca, Cyprus, en ingeschreven in het handelsregister van Cyprus onder nummer HE254343;	qq.	ardym Enterprises Limited, a company organized and existing under the laws of Cyprus, with registered address at Griva Digeni 59, Kaimakliotis Building, 5th Floor, 6043, Larnaca, Cyprus and registered with the Trade Register of Cyprus under number HE254343;

x.	Global Telecom Holding S.A.E., een vennootschap naar het recht van Egypte, kantoorhoudende te 2005A Cornish El Nile, Nile City Towers, North Tower, Ramlet Beaulac, Cairo, 11221, Egypte, en ingeschreven in het Cairo Commercial Register onder nummer 365751;	rr.	Global Telecom Holding S.A.E, a company organized and existing under the laws of Egypt, with registered address at 2005A Cornish El Nile, Nile City Towers, North Tower, Ramlet Beaulac, Cairo, 11221, Egypt and registered with the Cairo Commercial Register under number 365751;

y.	VEON Finance Ireland Designated Activity Company, een vennootschap naar het recht van Ierland, kantoorhoudende te 3 Fitzwilliam Court, Upper Pembroke Street, Dublin 2, Dublin, D02WP99, Ierland, en ingeschreven in het Companies Registration Office onder nummer 707921;	ss.	VEON Finance Ireland Designated Activity Company, a company organized and existing under the laws of Ireland, with registered address at 3 Fitzwilliam Court, Upper Pembroke Street, Dublin 2, Dublin, D02WP99, Ireland, and registered with the Companies Registration Office under number 707921;

z.	VEON Luxembourg Holdings, een vennootschap met beperkte aansprakelijkheid (société à responsabilité limitée) naar het recht van Luxemburg, kantoorhoudende te 39 Avenue John F. Kennedy, L-1855, Luxemburg, Luxemburg en ingeschreven in het Registre de Commerce et des Sociétés de Luxembourg onder nummer B199019;	tt.	VEON Luxembourg Holdings, a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 39 Avenue John F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés de Luxembourg) under number B199019;

aa.	VEON Georgia Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 56067518;	uu.	VEON Georgia Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 56067518;

bb.	VEON Micro Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 57744858;	vv.	VEON Micro Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 57744858;

cc.	VEON Global Services B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 66124557;	ww.	VEON Global Services B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 66124557;

dd.	VEON Central Procurement B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 68691467; en	xx.	VEON Central Procurement B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 68691467; and

ee.	VEON Bangladesh Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 75545454.	yy.	VEON Bangladesh Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75545454.

PROCEDURE:			PROCEDURE:

1.	Toelichtingen		1.	Explanatory notes

	De besturen van de Vennootschappen zullen elk een schriftelijke toelichting als bedoeld in artikel 2:334g lid 1 Burgerlijk Wetboek opstellen, waarin de redenen voor de Splitsing worden gegeven, met een uiteenzetting van de verwachte gevolgen voor de werkzaamheden van de Vennootschappen, een toelichting op de Splitsing uit juridisch, economisch en sociaal oogpunt en informatie over de methode van de ruilverhouding (de “Toelichtingen”).			The board of managing directors of the Companies will each draw up written explanatory notes as referred to in article 2:334g paragraph 1 Dutch Civil Code, in which the reasons for the Demerger will be set out, including an explanation of the expected consequences for the activities of the Companies, comments on legal, economic and social aspects of the Demerger and information on the method of the exchange ratio (the “Explanatory Notes”).

2.	Redelijkheid van en mededelingen omtrent de ruilverhouding		2.	Reasonableness of and notices regarding the exchange ratio

	VEON Amsterdam heeft ingestemd met het achterwege laten van (i) de verklaring van de accountant of de voorgestelde ruilverhouding van de aandelen naar zijn oordeel redelijk is; en (ii) het verslag van de accountant waarin de accountant een oordeel geeft over de mededelingen bedoeld in artikel 2:334z Burgerlijk Wetboek.			VEON Amsterdam has consented to omit (i) the auditor’s statement indicating whether, in the auditor’s opinion, the proposed exchange ratio for the shares is reasonable; and (ii) the auditor’s report in which the auditor provides an opinion on the information referred to in article 2:334z Dutch Civil Code.

3.	Deponering bij het handelsregister van de Kamer van Koophandel		3.	Filing with the Trade Register of the Chamber of Commerce

	De volgende documenten zullen gedeponeerd worden bij het handelsregister van de Kamer van Koophandel:			The following documents will be filed with the Trade Register of the Chamber of Commerce:

	-	dit Splitsingsvoorstel, met inbegrip van Bijlagen I tot en met VII;		-	this Demerger Proposal including Schedules I up to and including VII;

	-	de laatste drie vastgestelde jaarrekeningen van HoldCo met betrekking tot de jaren 2021, 2022 en 2023 met accountantsverklaringen;		-	the three latest adopted annual accounts of HoldCo with regard to the financial years 2021, 2022 and 2023 together with the auditor’s statements;

	-	de bestuursverslagen van HoldCo met betrekking tot de laatste drie vastgestelde jaarrekeningen; en		-	the directors’ reports of HoldCo for the three latest adopted annual accounts; and

	-	tussentijdse vermogensopstellingen van HoldCo per 1 oktober 2024 en van MidCo en Intermediate HoldCo per 23 December 2024.		-	interim statements of the assets and liabilities of HoldCo as of 1 October 2024 and of MidCo and Intermediate Holdco as of 23 December 2024.

4.	Deponering ten kantore van de Vennootschappen		4.	Filing at the offices of the Companies

	Tegelijkertijd met de deponering als bedoeld onder 3. zullen de besturen van de Vennootschappen de stukken als bedoeld onder 3., evenals de Toelichtingen ten kantore van de Vennootschappen toegankelijk maken.			Simultaneously with the filing referred to under 3. the boards of managing directors of the Companies will make the documents referred to under 3., as well as the Explanatory Notes available for inspection at the offices of the Companies.

	De stukken zullen tot het tijdstip van de Splitsing – en ten kantore van de Vennootschappen nog zes maanden nadien – toegankelijk blijven voor aandeelhouders.			These documents will remain available for inspection by shareholders until the date of the Demerger, and for a further six months thereafter at the offices of the Companies.

5.	Aankondiging van de deponeringen		5.	Announcement of the filings

	De Vennootschappen zullen in een landelijk verspreid dagblad de deponeringen bedoeld onder 3. en 4. aankondigen.			The Companies will announce the filings referred to under 3. and 4. in a nationally distributed daily newspaper.

6.	Advies van de ondernemingsraad, de medezeggenschapsraad of de vereniging van werknemers	6.	Advice of the works council, participation council or employees’ association

	Aangezien geen van de Vennootschappen geen werknemers hebben (mogelijk afgezien van HoldCo, die mogelijk nog werknemers heeft die nog niet overgedragen zijn aan VEON Amsterdam), zijn bij geen van de Vennootschappen schriftelijke adviezen of opmerkingen ingediend door een ondernemingsraad of medezeggenschapsraad van één van de Vennootschappen.		Since none of the Companies have employees (with the possible exception of HoldCo, which may have employees which have not yet been transferred to VEON Amsterdam), no written advice or comments have been submitted to any of the Companies by a works council or participation council of any of the Companies.

7.	Wijzigingen die het Splitsingsvoorstel of de Toelichtingen beïnvloeden	7.	Changes affecting the Demerger Proposal or Explanatory Notes

	Het bestuur van elk van de Vennootschappen is verplicht de algemene vergaderingen van de Vennootschappen in te lichten over na het Splitsingsvoorstel gebleken belangrijke wijzigingen in de vermogensbestanddelen die de mededelingen in dit Splitsingsvoorstel of de Toelichtingen beïnvloeden.		The board of managing directors of each of the Companies is required to inform the general meetings of the Companies of any substantial changes becoming manifest after the Demerger Proposal and affecting the information in this Demerger Proposal or in the Explanatory Notes.

8.	Bijeenroeping algemene vergadering	8.	Convening of general meeting

	De besturen van de Vennootschappen hebben besloten tot bijeenroeping van de algemene vergadering van ieder der Vennootschappen waarin het besluit tot het aangaan van de Splitsing zal worden genomen, met dien verstande dat de vergadering pas zal plaatsvinden na verloop van één (1) maand na de dag waarop de Vennootschappen de deponering van dit Splitsingsvoorstel hebben aangekondigd.		The boards of managing directors of the Companies resolved to convene the general meeting of each of the Companies in which the resolution to conclude the Demerger will be adopted, on the understanding that such a meeting may only take place after one (1) month after the day on which the Companies have announced the filing of this Demerger Proposal.

	Van dit Splitsingsvoorstel mogen afzonderlijke exemplaren worden ondertekend, die elk als origineel gelden en allemaal bij elkaar één en hetzelfde document vormen.		This Demerger Proposal may be executed in counterparts, each of which constitutes an original and all of which together constitute one and the same instrument.

	Handtekeningpagina volgt		Signature page follows

Getekend op / Signed on ___________________________.

De bestuurders van / The managing directors of VEON Holdings B.V.

Muhterem Kaan Terzioglu

Bruce John Leishman

Maciej Bogdan Wojtaszek

Getekend op / Signed on ___________________________.

De bestuurders van / The managing directors of VEON MidCo B.V.

Muhterem Kaan Terzioglu

Asghar Jameel

Maciej Bogdan Wojtaszek

Getekend op / Signed on ___________________________.

De bestuurders van / The managing directors of VEON Intermediate Holdings B.V.

Muhterem Kaan Terzioglu

Asghar Jameel

Maciej Bogdan Wojtaszek

BIJLAGEN:		SCHEDULES:

I.	De doorlopende tekst van de statuten van HoldCo.	I.	The complete text of the articles of association of HoldCo.
II.	De doorlopende tekst van de statuten van MidCo.	II.	The complete text of the articles of association of MidCo.
III.	De doorlopende tekst van de statuten van Intermediate HoldCo.	III	The complete text of the articles of association of Intermediate HoldCo
IV.	Overzicht van de vermogensbestanddelen, welke zullen worden behouden door HoldCo.	IV.	Overview of the assets and liabilities to be retained by HoldCo.
V.	Overzicht van de vermogensbestanddelen, welke zullen worden verkregen door MidCo.	V.	Overview of the assets and liabilities to be transferred to MidCo.
VI.	Overzicht van de vermogensbestanddelen, welke zullen worden verkregen door Intermediate HoldCo.	VI.	Overview of the assets and liabilities to be transferred to Intermediate HoldCo.
VII.	De pro-forma winst- en verliesrekeningen van de Vennootschappen.	VII.	The pro forma profit and loss accounts of the Companies.

BIJLAGE I / SCHEDULE I

STATUTEN HOLDCO / ARTICLES OF ASSOCIATION HOLDCO

BIJLAGE II / SCHEDULE II

STATUTEN MIDCO / ARTICLES OF ASSOCIATION MIDCO

BIJLAGE III / SCHEDULE III

STATUTEN INTERMEDIAT HOLDCO / ARTICLES OF ASSOCIATION INTERMEDIATE HOLDCO

BIJLAGE IV / SCHEDULE IV

OVERZICHT VAN DE VERMOGENSBESTANDDELEN TE BEHOUDEN DOOR HOLDCO /
OVERVIEW OF ASSETS AND LIABILITIES TO BE RETAINED BY HOLDCO

De volgende vermogensbestanddelen:		The following assets and liabilities:

-	alle aandelen in het kapitaal van JSC Kyivstar, een vennootschap naar het recht van Oekraïne (“Kyivstar”);	-	all shares in the capital of JSC Kyivstar, a company organized and existing under the laws of Ukraine (“Kyivstar”);

-	voor zover niet anders aangegeven in dit Splitsingsvoorstel, de intra-groep leningen en andere intra-groep regelingen tussen HoldCo en Kyivstar;	-	unless otherwise specified in this Demerger Proposal, the intercompany loans and other intercompany arrangements by and between HoldCo and Kyivstar;

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum april 2025 (Regulation S ISIN: XS2058691663; Regulation S Common Code: 205869166; Rule 144A ISIN: US92334VAA35; Rule 144A Common Code: 206069716; en Rule 144A CUSIP: 92334VAA3);	-	the outstanding bonds issued by HoldCo due April 2025 (Regulation S ISIN: XS2058691663; Regulation S Common Code: 205869166; Rule 144A ISIN: US92334VAA35; Rule 144A Common Code: 206069716; and Rule 144A CUSIP: 92334VAA3);

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum juni 2025 (Regulation S ISIN: XS2184900186; Regulation S Common Code: 218490018; Rule 144A ISIN: XS2184900269; Rule 144A Common Code: 218490026; en Rule 144A CUSIP: N/A);	-	the outstanding bonds issued by HoldCo due June 2025 (with Regulation S ISIN: XS2184900186; Regulation S Common Code: 218490018; Rule 144A ISIN: XS2184900269; Rule 144A Common Code: 218490026; and Rule 144A CUSIP: N/A);

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum november 2027 (Regulation S ISIN: XS2252958751; Regulation S Common Code: 225295875; Rule 144A ISIN: US91823N2A05; Rule 144A Common Code: 226227318; en Rule 144A CUSIP: 91823N2A0);	-	the outstanding bonds issued by HoldCo due November 2027 (with Regulation S ISIN: XS2252958751; Regulation S Common Code: 225295875; Rule 144A ISIN: US91823N2A05; Rule 144A Common Code: 226227318; and Rule 144A CUSIP: 91823N2A0);

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum april 2025 (Regulation S ISIN: XS2824765098; Regulation S Common Code: 282476509; Rule 144A ISIN: XS2824765767; Rule 144A Common Code: 282476576; en Rule 144A CUSIP: N/A);	-	the outstanding bonds issued by HoldCo due April 2025 (Regulation S ISIN: XS2824765098; Regulation S Common Code: 282476509; Rule 144A ISIN: XS2824765767; Rule 144A Common Code: 282476576; and Rule 144A CUSIP: N/A);

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum juni 2025 (Regulation S ISIN: XSXS2834471976; Regulation S Common Code: 283447197; Rule 144A ISIN: XS2834472198; Rule 144A Common Code: 283447219; en Rule 144A CUSIP: N/A);	-	the outstanding bonds issued by HoldCo due June 2025 (Regulation S ISIN: XSXS2834471976; Regulation S Common Code: 283447197; Rule 144A ISIN: XS2834472198; Rule 144A Common Code: 283447219; and Rule 144A CUSIP: N/A);

-	aandelen in VEON Ltd. welke door HoldCo worden gehouden, inclusief daarmee samenhangende overeenkomsten;	-	shares of VEON Ltd. held by HoldCo, including any related contracts;

-	bankrekeningen die momenteel worden aangehouden en geëxploiteerd door HoldCo;	-	bank accounts currently held and operated by HoldCo;

-	voor zover de april 2025 HoldCo USD notes en de juni 2025 HoldCo RUB notes (tezamen, de “HoldCo 2025 Notes”) niet volledig zijn terugbetaald op de datum van de Splitsing, een bedrag aan contanten en een intra-groep leningsvordering op VEON Amsterdam die in totaal voldoende zijn om de terugbetaling van de HoldCo 2025 Notes op of vóór hun vervaldata te dekken, met inbegrip van bedragen welke nodig zijn voor eventuele oude april 2025 en juni 2025 obligaties die mogelijk zijn geconverteerd in HoldCo 2025 Notes op of vóór de vervaldatum van de HoldCo 2025 Notes die dienen te worden terugbetaald;	-	to the extent the April 2025 HoldCo USD notes and the June 2025 HoldCo RUB notes (together, the “HoldCo 2025 Notes”) have not been repaid in full by the date of the Demerger, an amount of cash and intercompany loan receivable due from VEON Amsterdam that in aggregate are sufficient to cover the repayment of the HoldCo 2025 Notes at or before their maturity dates, including amounts required for any legacy April 2025 and June 2025 notes potentially converted into HoldCo 2025 Notes at or prior to maturity of the HoldCo 2025 Notes that would need to be repaid;

-	een bedrag in contanten van USD 10.000.000 bovenop het totaalbedrag aan contanten en een intra-groep leningsvordering op VEON Amsterdam om de betaling van de HoldCo 2025 Notes te dekken;	-	an amount of cash of USD 10,000,000 in addition to the aggregate amount of cash and intercompany loan receivable due from VEON Amsterdam to cover the repayment of the HoldCo 2025 Notes;

-	overeenkomsten met betrekking tot activa, passiva en overeenkomsten die door HoldCo worden behouden ingevolge deze Bijlage IV; en	-	contracts involving any of the assets, liabilities and contracts that are being retained by HoldCo pursuant this Schedule IV; and

-	crediteurensaldi die betrekking hebben op overeenkomsten die door HoldCo worden behouden.	-	accounts payable balances relating to contracts retained by HoldCo.

BIJLAGE V / SCHEDULE V

OVERZICHT VAN DE VERMOGENSBESTANDDELEN TE VERKRIJGEN DOOR MIDCO /
OVERVIEW OF ASSETS AND LIABILITIES TO BE TRANSFERRED TO MIDCO

De volgende vermogensbestanddelen:		The following assets and liabilities:

-	International Wireless Communications Pakistan Limited, een vennootschap naar het recht van Malta, kantoorhoudende te 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta en ingeschreven in het Malta Business Registry onder nummer C 37679;	-	International Wireless Communications Pakistan Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta and registered with the Malta Business Registry under number C 37679;

-	Telecom Ventures Limited, een vennootschap naar het recht van Malta, kantoorhoudende te 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta en ingeschreven in het Malta Business Registry onder nummer C 40453;	-	Telecom Ventures Limited, a company organized and existing under the laws of Malta, with registered address at 2 Sir Augustus Bartolo Street, Ta'Xbiex, XBX 1091, Malta, and registered with the Malta Business Registry under number C 40453;

-	VEON Central Asia B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88909174;	-	VEON Central Asia B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909174;

-	VEON Uzbekistan Holding B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88909239;	-	VEON Uzbekistan Holding B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88909239;

-	VEON Adtech Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 88564614;	-	VEON Adtech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 88564614;

-	VEON Global Tower Holdings 2 B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 86544756;	-	VEON Global Tower Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86544756;

-	VEON Microfinance Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 75591839;	-	VEON Microfinance Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75591839;

-	VEON Pakistan Fintech Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 86416030;	-	VEON Pakistan Fintech Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 86416030;

-	VEON Pakistan Holdings 2 B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 90385357;	-	VEON Pakistan Holdings 2 B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 90385357;

-	VIP Kazakhstan Holding AG, een vennootschap naar het recht van Zwitserland, kantoorhoudende te c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Zwitserland en ingeschreven in het Handelsregisteramt Kanton Zug onder nummer CHE352.824.607;	-	VIP Kazakhstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial Register of the Canton of Zug (Handelsregisteramt Kanton Zug) under number CHE352.824.607;

-	VIP Kyrgyzstan Holding AG, een vennootschap naar het recht van Zwitserland, kantoorhoudende te c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Zwitserland en ingeschreven in het Handelsregisteramt Kanton Zug onder nummer CHE486.679.611;	-	VIP Kyrgyzstan Holding AG, a company organized and existing under the laws of Switzerland, with registered address at c/o lagom.swiss AG, Pilatusstrasse 3, 6300 Zug, Switzerland and registered with the Commercial Register of the Canton of Zug (Handelsregisteramt Kanton Zug) under number CHE486.679.611;

-	voor zover niet anders blijkt uit dit Splitsingsvoorstel, de intragroep leningen en andere intragroep regelingen tussen HoldCo en de MidCo Subsidiaries alsmede intragroep leningen en andere intragroep regelingen tussen HoldCo en andere entiteiten binnen de VEON groepsstructuur;	-	unless otherwise specified in this Demerger Proposal, the intercompany loans and other intercompany arrangements by and between HoldCo and the MidCo Subsidiaries and intercompany loans and other intercompany arrangements by and between HoldCo and other entities within the VEON group structure;

-	het restant van de intragroep leningsvordering op VEON Amsterdam dat niet door HoldCo wordt behouden zoals beschreven in Bijlage IV;	-	the residual of the intercompany loan receivable due from VEON Amsterdam that is not retained by HoldCo as described in Schedule IV;

-	de intragroep leningsvordering op VEON Ltd. en opgelopen rente;	-	the intercompany loan receivable from VEON Ltd. and accrued interest;

-	de uitstaande obligaties uitgegeven door HoldCo met vervaldatum november 2027 (Regulation S ISIN: XS2824764521; Regulation S Common Code: 282476452; Rule 144A ISIN: XS2824766146; Rule 144A Common Code: 282476614; en Rule 144A CUSIP: N/A);	-	the outstanding bonds issued by HoldCo due November 2027 (Regulation S ISIN: XS2824764521; Regulation S Common Code: 282476452; Rule 144A ISIN: XS2824766146; Rule 144A Common Code: 282476614; and Rule 144A CUSIP: N/A);

-	de werknemers van HoldCo (indien die er nog zijn omdat ze nog niet overgedragen zijn aan VEON Amsterdam);	-	the employees of HoldCo (if there are any left which have not yet been transferred to VEON Amsterdam);

-	alle contanten minus (i) de contanten die bij HoldCo zullen blijven zoals beschreven in Bijlage IV; en (ii) het bedrag aan contanten dat wordt toegewezen aan Intermediate HoldCo zoals beschreven in Bijlage VI;	-	all cash minus (i) the cash that shall remain with HoldCo as described in Schedule IV; and (ii) the amount of cash that will be allocated to Intermediate HoldCo as described in Schedule VI;

-	overeenkomsten met betrekking tot de activa, passiva, overeenkomsten of werknemers die overeenkomst deze Bijlage V zullen overgaan;	-	contracts involving any of the assets, liabilities, contracts or employees being transferred in accordance with this Schedule V;

-	crediteurensaldi die betrekking hebben op overeenkomsten die overgaan op MidCo;	-	accounts payable balances relating to contracts transferred to MidCo;

-	gekapitaliseerde software (Oracle Fusion / EPM / FCCS); en	-	capitalized software (Oracle Fusion / EPM / FCCS); and

-	voor zover bepaalde MidCo Subsidiaries verlieslatend zijn, voorzieningen voor de netto schulden van deze verlieslatende MidCo Subsidiaries.	-	to the extent that any of the MidCo Subsidiaries are lossmaking, provisions for the net liability balances of such lossmaking MidCo Subsidiaries.

BIJLAGE VI / SCHEDULE VI

OVERZICHT VAN DE VERMOGENSBESTANDDELEN TE VERKRIJGEN DOOR INTERMEDIATE HOLDCO /
OVERVIEW OF ASSETS AND LIABILITIES TO BE TRANSFERRED TO INTERMEDIATE HOLDCO

De volgende vermogensbestanddelen:		The following assets and liabilities:

zz.	Bardym Enterprises Limited, een vennootschap naar het recht van Cyprus, kantoorhoudende te Griva Digeni 59, Kaimakliotis Building, 5[e] verdieping, 6043, Larnaca, Cyprus, en ingeschreven in het handelsregister van Cyprus onder nummer HE254343;	nnn.	Bardym Enterprises Limited, a company organized and existing under the laws of Cyprus, with registered address at Griva Digeni 59, Kaimakliotis Building, 5th Floor, 6043, Larnaca, Cyprus and registered with the Trade Register of Cyprus under number HE254343;

aaa.	Global Telecom Holding S.A.E., een vennootschap naar het recht van Egypte, kantoorhoudende te 2005A Cornish El Nile, Nile City Towers, North Tower, Ramlet Beaulac, Cairo, 11221, Egypte, en ingeschreven in het Cairo Commercial Register onder nummer 365751;	ooo.	Global Telecom Holding S.A.E, a company organized and existing under the laws of Egypt, with registered address at 2005A Cornish El Nile, Nile City Towers, North Tower, Ramlet Beaulac, Cairo, 11221, Egypt and registered with the Cairo Commercial Register under number 365751;

bbb.	VEON Finance Ireland Designated Activity Company, een vennootschap naar het recht van Ierland, kantoorhoudende te 3 Fitzwilliam Court, Upper Pembroke Street, Dublin 2, Dublin, D02WP99, Ierland, en ingeschreven in het Companies Registration Office onder nummer 707921;	ppp.	VEON Finance Ireland Designated Activity Company, a company organized and existing under the laws of Ireland, with registered address at 3 Fitzwilliam Court, Upper Pembroke Street, Dublin 2, Dublin, D02WP99, Ireland, and registered with the Companies Registration Office under number 707921;

ccc.	VEON Luxembourg Holdings, een vennootschap met beperkte aansprakelijkheid (société à responsabilité limitée) naar het recht van Luxemburg, kantoorhoudende te 39 Avenue John F. Kennedy, L-1855, Luxemburg, Luxemburg en ingeschreven in het Registre de Commerce et des Sociétés de Luxembourg onder nummer B199019;	qqq.	VEON Luxembourg Holdings, a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, with registered address at 39 Avenue John F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés de Luxembourg) under number B199019;

ddd.	VEON Georgia Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 56067518;	rrr.	VEON Georgia Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 56067518;

eee.	VEON Micro Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 57744858;	sss.	VEON Micro Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 57744858;

fff.	VEON Global Services B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 66124557;	ttt.	VEON Global Services B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 66124557;

ggg.	VEON Central Procurement B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam, Nederland en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 68691467;	uuu.	VEON Central Procurement B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 68691467;

hhh.	VEON Bangladesh Holdings B.V., een vennootschap naar het recht van Nederland, kantoorhoudende te Claude Debussylaan 88, 1082 MD Amsterdam en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 75545454;	vvv.	VEON Bangladesh Holdings B.V., a company organized and existing under the laws of the Netherlands, with registered address at Claude Debussylaan 88, 1082 MD Amsterdam, the Netherlands, and registered with the Trade Register of the Dutch Chamber of Commerce under number 75545454;

iii.	voor zover niet anders blijkt uit dit Splitsingsvoorstel, de intra-groep leningen en andere intra-groep regelingen tussen HoldCo en de Intermediate HoldCo Subsidiaries;	www.	unless otherwise specified in this Demerger Proposal, the intercompany loans and other intercompany arrangements by and between HoldCo and the Intermediate HoldCo Subsidiaries;

jjj.	een bedrag in contanten van USD 10.000.000;	xxx.	an amount of cash of USD 10,000,000;

kkk.	overeenkomsten met betrekking tot de activa, passiva en overeenkomsten die overeenkomst deze Bijlage VI zullen overgaan;	yyy.	contracts involving any of the assets, liabilities and contracts being transferred in accordance with this Schedule VI;

lll.	crediteurensaldi die betrekking hebben op overeenkomsten die overgaan op Intermediate HoldCo; en	zzz.	accounts payable balances relating to contracts transferred to Intermediate HoldCo; and

mmm.	voor zover bepaalde Intermediate HoldCo Subsidiaries verlieslatend zijn, voorzieningen voor de netto schulden van deze verlieslatende Intermediate HoldCo Subsidiaries.	aaaa.	to the extent that any of the Intermediate HoldCo Subsidiaries are loss-making, provisions for the net liability balances of such loss-making Intermediate HoldCo Subsidiaries.

BIJLAGE VII / SCHEDULE VII

PRO FORMA WINST- EN VERLIESREKENINGEN VAN DE VENNOOTSCHAPPEN /

PRO FORMA PROFIT AND LOSS ACCOUNTS OF THE COMPANIES

ANNEX C – EVIDENCE OF FILING

[Omitted]

ANNEX D – ANNOUNCEMENT OF FILINGS

[Omitted]

ANNEX E – STATEMENT OF NO OPPOSITION

[Omitted]